UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2008

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement\

On May 7, 2008, Red Mile Entertainment, Inc. (the "Company") entered into a secured credit agreement with Silverbirch Inc, a Canadian publicly traded corporation (“Lender”), in the amount of $750,000 Canadian Dollars ("The Facility"). The Facility is available for development and production of the Company’s “Heroes Over Europe” video game and general and administrative purposes. Any amounts drawn on the Facility are payable no later than November 7, 2008.  On May 7, 2008, the Company borrowed CAD $302,000 against the Facility in respect of a development payment due to the developer of the “Heroes Over Europe” video game.  The Facility bears interest at the rate of 10% per annum and is payable to Lender quarterly in arrears. Advances under the Facility may be pre-paid without penalty. The Facility carries a first priority security interest in all present and future assets of the Company in addition to the securities in the capital of the Company’s three wholly owned subsidiaries. The Facility carries no financial or operating covenants.

The Facility contains customary terms and conditions for credit facilities of this type, including restrictions on the Company’s ability to incur or guaranty additional indebtedness, create liens, make loans or investments, sell assets, pay dividends or make distributions on, or repurchase, its stock.  The Facility also contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, and bankruptcy. If a default occurs and is not cured within any applicable cure period or is not waived, the Lender may accelerate the obligations of the Company under the Facility.

Concurrent with the closing of the Facility, the Company entered into a Subordination and Postponement Agreement with Tiger Paw Capital Corporation, a corporation owned and operated by Mr. Kenny Cheung, a member of the Company’s Board Of Directors (“Tiger Paw”). Under this agreement, Tiger Paw agreed to subordinate and postpone to Lender $750,000 Canadian dollars of its $1,000,000 US dollar first priority security interest in all the present and future assets of the Company under its Revolving Line Of Credit Agreement entered into on February 11, 2008 with the Company (the “Tiger Paw Credit Agreement”). Tiger Paw has also agreed, pursuant to a Forbearance Agreement with the Company entered into on May 7, 2008, not to exercise any demand or enforcement rights under the Tiger Paw Credit Agreement or the promissory note issued by the Company in connection with the Tiger Paw Credit Agreement until November 7, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01        Exhibits.

      (d)          EXHIBITS - The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Credit Agreement
10.2	General Security Agreement
10.3	General Security Agreement
10.4	Securities Pledge Agreement
10.5	Subordination and Postponement Agreement
10.6	Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED MILE ENTERTAINMENT, INC.

Dated: May 12, 2008	By:	/s/ Chester Aldridge
Chester Aldridge; Chief Executive Officer